LGM Capital Management LLC

Code of Ethics

March 2019

Code	of Ethics

LGM Capital Management LLC

Code of Ethics

Introduction

This Code of Ethics outlines the standards of conduct for LGM Capital Management LLC, a Registered Investments Advisor, to ensure that its employees avoid any potential conflicts of interest that may arise over the course of their employment. Each employee is responsible for reading and understanding this code. The Chief Compliance Officer (CCO) is responsible for administering this Code, and is available to help all employees with any questions they might have about the Code or potential conflicts of interest. LGM Capital Management LLC expects that our employees will not just strictly follow the letter of the law, but also the ideals that our Advisor values; openness, honesty and integrity.

LGM Capital Management has established this Code of Ethics pursuant to Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). As an investment adviser, the Firm has an undivided duty of loyalty to act solely in the best interests of its clients, an obligation which includes the responsibility to make full and fair disclosure of all material facts, especially where the Firm’s interests may conflict with those of its clients. In carrying on its daily affairs, the Firm and all Firm Associated Persons (also known as “Supervised Persons”), shall act in a fair, lawful and ethical manner, in accordance with the rules and regulations imposed by the Firm’s governing regulatory authority.

The Code has also been adopted by the Firm in the context as an adviser to a Registered Investment Company (or, “RIC”) under Rule 17j-1 of the Investment Company Act of 1940, as amended (“1940 Act”). The Code reinforces fiduciary principles and sets forth standards of conduct in connection with advising investment companies that are registered under the 1940 Act, including the obligation to put the interests of clients first, restrictions on personal trading and reporting of personal securities transactions and holdings. Additionally, the Firm will:

• provide a copy of the Code and changes thereof to the Chief Compliance Officer (“Fund CCO”) of the Northern Lights Fund Trust IV (“Trust”) and the Board of Trustees/Directors when requested;

• provide a copy, with reasonable notice, of any material changes to the Code; and provide periodic certifications and reports to the Investment Company regarding the Code and any violations thereof as requested.

In addition, Rule 17j-1 under the 1940 Act also requires each investment adviser to a RIC to adopt a written code of ethics containing provisions reasonably necessary to prevent the adviser and its Employees from:

Employing any device, scheme or artifice to defraud the RIC;

Making any untrue statement of a material fact to the RIC or omit to state a material fact necessary in order to make the statements made to the RIC, in light of the circumstances under which they were made, not misleading;

Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the RIC; and

Engaging in any manipulative practice with respect to the RIC.

For purposes of LGM Capital Management LLC Code of Ethics, an “Access Person” shall mean:

Any of LGM Capital Management LLC supervised persons who have access to non-public information regarding any investment advisory client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund or any person who is involved in making securities recommendations to investment advisory clients, or who has access to such recommendations that are nonpublic.

I.	EMPLOYEE FUNDAMENTAL RESPONSIBILITIES

LGM Capital Management LLC is founded on a culture that promotes the highest levels of transparency, honesty, and ethical standards. This Code is set to ensure that all employees are meeting these standards in their day to day business dealings. The following general fiduciary principles must govern the activities of all Access Persons:

●	As a fiduciary, each employee, officer, and access person has a duty to at all times place the interest of Fund shareholders above their own.

●	All securities transactions by employees shall be conducted consistent with this Code and in such a manner as to avoid any actual or even potential conflict of interest or any abuse of the individual’s position of trust and responsibility.

●	Access Persons will not take inappropriate advantage of their position with LGM Capital Management LLC, and must at all times comply with Federal Securities Law.
●	Supervised persons must report any violations of the Code that they observe to the CCO in a timely manner for resolution.

II.                 Employee Trading and Brokerage Statements

●	Any person covered by this code (as well as anyone living in their household) will not buy or sell a security without CCO approval unless it is an Exempted security (mutual funds, treasuries and CDs). Any security that is a holding of the fund, or is under the consideration to be a holding in the fund will not be able to be purchased by any employee. An employee wishing to buy or sell a security that is a possible holding of the fund will have to get prior written approval from the CCO, and the trade must be made the same day as the approval. If the trade is not made same day, new written approval must be received before making any purchase or sale.

●	Each employee of LGM Capital Management LLC will, upon commencement of employment (within 10 business days, the “Initial Report”), and annually thereafter (the “Annual Report”) disclose all personal securities holdings and annually certify that: they have read and understand this Code and recognize they are subject hereto; and they have complied with all the requirements of this Code and disclosed all securities transactions required to be disclosed or reported pursuant to the requirements of this Code. Security holdings information for the Initial Report and the Annual Report must be current as of a date not more than 45 days prior to the date of that Report.

●	Employees will direct their brokerage Advisor to send copies of all trade confirmations directly to LGM Capital Management LLC.

●	In addition, each employee must provide the CCO with a quarterly personal transactions report on the form set forth in Schedule B.

●	Personal Securities Transactions are required to be reviewed by the CCO.

●	If there are any changes in an employee’s immediate family members (i.e. as a result of marriage, divorce, legal separation, death, or change in dependence status) that may affect the Personal Brokerage Accounts for which they are reporting, they must promptly notify the CCO.

●	An employee must obtain pre-clearance for all transactions as required by the Code of Ethics, including those in IPO’s or private placements in covered accounts. A “covered account” is defined as any accounts and securities holdings in which an employee or a member of the employee’s immediate family or household has a beneficial interest. Pre-clearance must be obtained from the CCO prior to purchase, and must be request in the form set forth in Schedule A.
●	Employees are required to abide by and strictly follow SEC Rules 10b5-1 and 10b5-2 to insure that there is no insider trading by employees. “Insider Trading” is generally defined as buying or selling a security while in possession of material, nonpublic information about the security. In addition to this policy, LGM Capital Management will only buy and sell ETFs that reflect the S & P 500, to minimize the risk of any employee obtaining material nonpublic information.

III.              Activities Outside of LGM Capital Management LLC

●	Without prior written approval, you may not provide financial advice (i.e. through service on a financial investment committee) to a private, educational or charitable organization (other than a trust or foundation that has been established by you or an immediate family member). You may not serve on the Board of Directors of any public company, or engage in any business within the financial services arena, except through LGM Capital Management, LLC.
●	Mr. Moring has been approved to continue to conduct his primary business as an attorney.

IV.              Gifts for Access Persons

●     Acceptance of expensive or extravagant gifts is prohibited in order to protect the reputation and integrity of the Company. Gift of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any twelve-month period), customary business meals, entertainments (i.e. sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received that might violate this Code must be promptly reported to the CCO.

●     Employees may not give any gift that is in excess of $100 (in any twelve-month period) to a Client or potential Client.

●     Employees are strictly prohibited from soliciting gifts of any size under any circumstances.

●     Employees may not take personal advantage of any opportunity that would arise because of their position in the Advisor.

V.                 Consequences for Violations of this Code

●     If determined appropriate by the Compliance Officer you may be subject to remedial actions (a) if you violate this Code, or (b) to protect the integrity and reputation of LGM Capital Management LLC even in the absence of a proven violation. Such remedial actions may include, but are not limited to, imposition of a fine, censure, demotion, suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation. As part of any remedial action, you may be required to reverse an investment transaction and forfeit any profit or to absorb any loss from the transaction.

●     The Compliance Officer shall have the authority to determine whether you have violated this Code and, if so, the remedial actions they consider appropriate or required by law, rule or regulation. In making their determination, the Compliance Officer may consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to a Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

APPENDIX I

Glossary

The following definitions apply to the capitalized terms used in this Code:

Client – means any person or entity to which LGM Capital Management LLC provides investment advisory services.

Fund – means any registered investment company that is advised by LGM Capital Management LLC.

Exempt Security – means direct obligations of the U.S. Government or any other national government and futures and options with respect to such obligations; bank certificates, bankers acceptances, commercial paper and other high quality short-term debt instruments, including repurchase agreements; shares of open-end mutual funds (including money market funds and transactions through an Automatic Investment Plan) for which LGM Capital Management LLC does not act as advisor; or shares of unit investment trusts that are invested exclusively in one or more open-end mutual funds that are not advised by LGM Capital Management LLC.

Exempt Transaction – means purchases or sales of any Exempt Security or purchases which are made by reinvesting cash dividends pursuant to an Automatic Investment Plan.

LGM Capital Management LLC – means “LGM Capital Management LLC”

Immediate Family Member of an Employee – means: (1) any of the following persons sharing the same household with the Employee: a person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, legal guardian, civil union or domestic partner; (2) any person sharing the same household with the Employee that holds an account in which the Employee is a joint owner or listed as a beneficiary; or (3) any person sharing the same household with the Employee in which the Employee contributes to the maintenance of the household and the financial support of such person.

Personal Brokerage Account – means (1) any account (including any custody account, safekeeping account and any account maintained by an entity that may act as a broker or principal) in which an Employee has any direct or indirect beneficial interest, including Personal Brokerage Accounts and trusts for the benefit of such persons; and (2) any account maintained for a financial dependent. Thus, the term “Personal Brokerage Accounts” also includes among others:

(i)	Trusts for which the Employee acts as trustee, executor or custodian;
(ii)	Accounts of or for the benefit of a person who receives financial support from the Employee; and
(iii)	Accounts of or for the benefit of an Immediate Family Member.

Securities Laws – means the securities laws of any jurisdiction applicable to any Employee employed by LGM Capital Management LLC, the following laws: Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the U.S. Securities and Exchange Commission or the U.S. Department of the Treasury.

Certification

Upon Adviser’s adoption of this Code of Ethics and annually thereafter, all associated persons are required to certify in writing his or her understanding and continuing acceptance of, as well as agreement to abide by, the guidelines and policies set forth herein. (Schedules D, E) Additionally, any change or modification to the Code of Ethics will be distributed to all associated persons and they will be required to certify in writing their receipt, understanding, and acceptance of the change(s) (Schedule F).

Adviser	will maintain the following records with regard to this Code:

●	Copies of the original Code of Ethics and all revisions to the Code;

●                       Certification from all associated persons regarding their acknowledgement and acceptance of the Code and subsequent revisions;

●                       When there are greater than 25 employees, a list will be kept of all associated persons subject to the Code;

●                       Annual representation by each employee regarding his or her holdings in Reportable Securities;

●	Annual representation by each employee listing his or her covered accounts; and

●                       Quarterly reports, submitted by each associated person within 30 days following the end of each calendar quarter, or such other date as the CCO may delegate, reflecting personal securities transactions during the quarter.

Schedule A – Personal Transaction Pre-Clearance Form

LGM Capital Management LLC

PERSONAL SECURITY TRANSACTION APPROVAL FORM

EMPLOYEE NAME:

Approval is required for purchase or sale of shares of Advisor’s mutual funds or any fund for which Advisor serves as Advisor or Sub-Advisor

NAME OF SECURITY:______________________________________

CUSIP OR SYMBOL: ______________________________________

BUY / SELL (Circle One)

NUMBER OF SHARES ____________________________________

TYPE OF ORDER (Circle One): Market Limit Stop Loss Stop Limit

TIME IN FORCE (Circle One): Good Till Canceled Day

CURRENT POSITION IN YOUR MANAGED PORTFOLIOS?: YES NO

BROKERAGE ADVISOR USED: _____________________________

ACCOUNT NUMBER: _____________________________________

Comments: _______________________________________________________________

_______________________________________________________________

_______________________________________________________________

APPROVED BY: _______________________________

DATE and TIME APPROVED: ______________________________

APPROVAL IS REQUIRED FOR ALL INDIVIDUAL STOCK, BOND, ADVISER MANAGED FUND, OPTION, WARRANT, RIGHT, CONVERTIBLE AND CLOSED-END FUND TRANSACTIONS, AND IS ONLY GOOD FOR THE DATE APPROVED. REFER TO THE CODE OF ETHICS FOR ANY EXCEPTIONS.

Schedule B - Quarterly Personal Trading Report and Compliance Acknowledgement

LGM Capital Management LLC

PERSONAL SECURITIES TRANSACTIONS REPORT

Under the Company’s Code of Ethics and Personal Trading Policies, you are required to arrange for brokerage statements and confirmations (“Brokerage Reports”) to be sent to the CCO for accounts in which you have a direct or indirect interest or control (including accounts of your spouse or minor children) (your “Covered Accounts”). Please answer the following question/provide the following information with respect to your personal trading activity:

Reporting Period: ________ To _________

Name of Individual(s)*: ______________________________

*	List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported by reason of your discretion or beneficial ownership in such securities.

Date	Security	Quantity	Action	Price/Share	Commission	Advisor

I certify that the information I am providing in this Personal Securities Transactions Report is accurate and includes all transactions from all of my Covered Accounts which I am required to report under applicable personal securities transaction reporting rules, a copy of which I have received and understand. To the best of my knowledge, I have complied with the terms and spirit of those rules.

________________________	_____________
Signature	Date

________________________
Print Name

Schedule C - Employee Representation of Accounts

Employee Name ___________________________

Employee home address ____________________________________

Regulations require that you disclose information to your employer regarding your personal investment activity. Please list all brokerage accounts you currently own, exercise control over or in which you have any direct or indirect beneficial interest (for example, spouse’s accounts, children’s accounts, etc. – see Code of Ethics or discuss with CCO for clarification). Please attach a copy of the most recent statement (must be dated within 45 days of your signature below).

Additionally, each associated person shall instruct the broker for these accounts (the “Covered Accounts”) to send duplicate confirmations and brokerage statements for these accounts to the Company, c/o the CCO. Finally, each associated person must notify the CCO of any updates or changes to his or her Covered Accounts within 10 days of such update or change.

Account Name	Account Number	Custodian

I hereby certify that the above is a complete listing of the accounts that meet the definition above.

________________________	_____________
Signature	Date

________________________
Print Name

Schedule D- Certification of Compliance with the Code of Ethics

I certify that during period the Compliance Manual was in effect, which precedes the date written below, in accordance with the Company’s Code of Ethics:

1.	I have fully disclosed all accounts and securities holdings in which I have, or a member of my immediate family or household has, a beneficial interest (“covered securities” and “covered accounts”).
2.	I have obtained pre-clearance for all IPO or Private Placement transactions as required by the Code of Ethics.
3.	I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from reporting requirements.
4.	I have complied, and will continue to comply, with the Code of Ethics in all other respects.
5.	I have complied, and will continue to comply with, the policies and procedures established by the Company.

________________________	_____________
Signature	Date

________________________
Print Name

Schedule E – Initial Certification of Compliance with the Code of Ethics

I hereby certify that I have reviewed and understand the Company’s Code of Ethics. I agree to abide by all provisions of the Code of Ethics, including, without limitation:

1.                      I agree to annually disclose all securities holdings in which I have or a member of my immediate family or household has a beneficial interest.

2.                      I will obtain any pre-clearance required under the Code for securities transactions in which I have, or an immediate member of my family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3.                       I will report, on a quarterly basis, all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from reporting requirements or for which I have received an exception in writing from the CCO.

________________________	_____________
Signature	Date

________________________
Print Name

Schedule	F – Certification of Compliance with Changes to the Code of Ethics (Other than Annual Amendments)

I hereby certify that I have reviewed and understand the change(s) in the Company’s Code of Ethics. I agree to abide by all provisions of the Code of Ethics, including without limitation new provisions represented by this change(s).

________________________	_____________
Signature	Date

________________________
Print Name